EXHIBIT 99.1

FOR IMMEDIATE RELEASE

RASER TECHNOLOGIES, INC.

5152 North Edgewood Drive

Provo, Utah 84604

(801) 765-1200

RASER RETAINS CALYON SECURITIES (USA) INC. TO HANDLE GROWING INQUIRIES REGARDING DEVELOPMENT OF STRATEGIC RELATIONSHIPS FOR RASER'S GEOTHERMAL BUSINESS

PROVO, Utah, December 4, 2008 -- Raser Technologies, Inc. ("Raser" or the "Company") (NYSE Arca: RZ) announced today that it has retained Calyon Securities (USA) Inc. ("CSI"), a subsidiary of Calyon and a global full service institutional broker-dealer, to explore potential strategic relationships offering additional options for implementing and accelerating its development goals.

With the completion of its first modular geothermal power plant and the expected development of seven other projects initiated by the Company, Raser has had discussions with several potential strategic partners that are interested in exploring opportunities with the Company. CSI will assist the Company in evaluating potential opportunities related to Raser's geothermal assets that are consistent with the Company's strategic objectives. The Company is continuing to expand its development program and replicate its modular power generation process in an effort to meet the growing demand for renewable energy in the United States and abroad.

Martin Petersen, Raser's Chief Financial Officer, said, "We are pleased to work with CSI and benefit from its experience in sustainable energy development investment banking. It is important to note that this relationship does not displace our existing funding commitments, or preclude our ability to seek funding for our projects under our existing financing commitments going forward. As part of our negotiations for additional power purchase agreements, we are also continuing to explore the use of pre-paid power purchase agreements, which would provide an additional financing option to offset power plant construction expenses."

About Calyon
Calyon is the corporate and investment banking arm of the Crédit Agricole Group. Crédit Agricole Group is ranked No. 7 worldwide, No. 3 in Europe and No. 1 in France in terms of Tier One capital. With more than 12,000 employees in 58 countries, Calyon offers its clients a full range of products and services spanning fixed income market activities, equity brokerage & derivatives, commercial and corporate banking, structured finance, and loan syndications.

About Raser Technologies
Raser (NYSE Arca: RZ) is a publicly traded, environmentally focused technology licensing and development company operating in two business segments. Raser's Power Systems segment is seeking to develop clean, renewable geothermal electric power plants and bottom-cycling operations, incorporating licensed heat transfer technology and Raser's Symetron™ technology developed internally by its Transportation and Industrial Technology segment. Raser's Transportation and Industrial Technology segment focuses on extended-range plug-in-hybrid vehicle solutions and using Raser's Symetron(tm) technology to improve the torque density and efficiency of the electric motors and drive systems used in electric and hybrid-electric vehicle powertrains and industrial applications. Further information on Raser may be found at: www.rasertech.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding: our beliefs about preliminary drilling results; our beliefs about the potential for geothermal power generation on our leased properties; our belief about our ability to exploit the available geothermal resources; our beliefs about the strength and enforceability of our agreements; our beliefs about our ability to successfully negotiate power purchase agreements; our beliefs about our ability to obtain project financing for the geothermal power plants we intend to develop; our understanding of accounting treatments for financial reporting of tax treatment of our geothermal projects; our beliefs about the geothermal market generally, and our beliefs about potential strategic relationships and the potential benefits of those relationships. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, the competitive environment and our ability to compete in the industry; our ability to adapt our technology for geothermal applications; our ability to secure necessary permits; the strength of our intellectual property; our ability to attract, train and retain key personnel; and such other risks as identified in our quarterly report on Form 10-Q for the quarter ended September 30, 2008, as filed with the Securities and Exchange Commission, and all subsequent filings.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Raser Technologies, Inc.

Richard Putnam

Investor Relations

(801) 765-1200

investorrelations@rasertech.com

Hayden Communications, Inc

Cameron Donahue

(651) 653-1854

cameron@haydenir.com

Stern & Company

Dick Stern

(212) 888-0044

richstern@sternco.com